Exhibit 2.2








                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                      APPLIED GRAPHICS TECHNOLOGIES, INC.,
                              AGT ACQUISITION CORP.
                                       AND
                                DEVON GROUP, INC.

                                TABLE OF CONTENTS

                                                                         Page

                                       ARTICLE 1
                                      THE MERGER..............................3

 SECTION 1.1.    The Merger...................................................3
 SECTION 1.2.    Effective Time...............................................3
 SECTION 1.3.    Closing of the Merger........................................4
 SECTION 1.4.    Effects of the Merger........................................4
 SECTION 1.5.    Certificate of Incorporation and Bylaws......................4
 SECTION 1.6.    Directors....................................................4
 SECTION 1.7.    Officers.....................................................4

                                       ARTICLE 2
                      CONVERSION OF SHARES; MERGER CONSIDERATION..............4

 SECTION 2.1.    Conversion of Shares.........................................4
 SECTION 2.2.    Exchange of Certificates and Cash............................6
 SECTION 2.3.    Stock Options................................................7

                                       ARTICLE 3
                            REPRESENTATIONS AND WARRANTIES
                                    OF THE COMPANY............................8

 SECTION 3.1.    Organization and Qualification...............................8
 SECTION 3.2.    Capitalization of the Company and its Subsidiaries...........8
 SECTION 3.3.    Authority Relative to this Agreement.........................9
 SECTION 3.4.    SEC Reports; Financial Statements...........................10
 SECTION 3.5.    Information Supplied........................................10
 SECTION 3.6.    Consents and Approvals; No Violations.......................11
 SECTION 3.7.    No Default..................................................11
 SECTION 3.8.    No Undisclosed Liabilities; Absence of Changes..............12
 SECTION 3.9.    Litigation..................................................12
 SECTION 3.10.   Compliance with Applicable Law..............................12
 SECTION 3.11.   Employee Plans..............................................13
 SECTION 3.12.   Environmental Matters.......................................14
 SECTION 3.13.   Tax Matters.................................................16
 SECTION 3.14.   Intellectual Property.......................................18
 SECTION 3.15.   Opinion of Financial Advisor................................19
 SECTION 3.16.   Brokers.....................................................19
 SECTION 3.17.   Material Contracts..........................................19
 SECTION 3.18.   Labor Matters...............................................20
 SECTION 3.19.   Insurance...................................................20
 SECTION 3.20.   Customers...................................................20

                                       ARTICLE 4
                            REPRESENTATIONS AND WARRANTIES
                                OF AGT AND ACQUISITIONS......................20

 SECTION 4.1.    Organization and Qualification..............................20
 SECTION 4.2.    Capitalization of AGT and its Subsidiaries..................21
 SECTION 4.3.    Authority Relative to this Agreement........................22
 SECTION 4.4.    SEC Reports; Financial Statements...........................22
 SECTION 4.5.    Information Supplied........................................23
 SECTION 4.6.    Consents and Approvals; No Violations.......................23
 SECTION 4.7.    No Default..................................................24
 SECTION 4.8.    No Undisclosed Liabilities; Absence of Changes..............24
 SECTION 4.9.    Litigation..................................................24
 SECTION 4.10.   Compliance with Applicable Law..............................24
 SECTION 4.11.   Employee Plans..............................................25
 SECTION 4.12.   Environmental Matters.......................................26
 SECTION 4.13.   Tax Matters.................................................27
 SECTION 4.14.   Intellectual Property.......................................29
 SECTION 4.15.   Material Contracts..........................................29
 SECTION 4.16.   Labor Matters...............................................30
 SECTION 4.17.   Insurance...................................................30
 SECTION 4.18.   Customers...................................................30
 SECTION 4.19.   No Prior Activities.........................................30
 SECTION 4.20.   Opinion of Financial Advisor................................30
 SECTION 4.21.   Brokers.....................................................30
 SECTION 4.22.   Ownership of Company Common Stock...........................30

                                       ARTICLE 5
                                       COVENANTS.............................31

 SECTION 5.1.    Conduct of Business.........................................31
 SECTION 5.2.    Preparation of S-4 and the Joint Proxy Statement............34
 SECTION 5.3.    No Solicitation.............................................34
 SECTION 5.4.    Letters of the Company's and AGT's Accountants..............36
 SECTION 5.5.    Meetings....................................................36
 SECTION 5.6.    Access to Information.......................................37
 SECTION 5.7.    Additional Agreements; Reasonable Best Efforts..............37
 SECTION 5.8.    Antitrust Reviews...........................................38
 SECTION 5.9.    Public Announcements........................................38
 SECTION 5.10.   Indemnification; Directors' and Officers' Insurance.........38
 SECTION 5.11.   Notification of Certain Matters.............................39
 SECTION 5.12.   Tax-Free Reorganization Treatment...........................39
 SECTION 5.13.   Company Employee Benefits...................................40
 SECTION 5.14.   Certain Payment of Deferred Compensation and Bonuses........40
 SECTION 5.15.   Stock Options...............................................40
 SECTION 5.16.   SEC Filings.................................................40
 SECTION 5.17.   Guarantee of Performance....................................40

                                       ARTICLE 6
                              CONDITIONS TO CONSUMMATION
                                     OF THE MERGER...........................40

 SECTION 6.1.    Conditions to Each Party's Obligations to Effect............
                 the Merger..................................................40
 SECTION 6.2.    Conditions to the Obligations of the Company................41
 SECTION 6.3.    Conditions to the Obligations of AGT and Acquisition........42

                                       ARTICLE 7
                            TERMINATION; AMENDMENT; WAIVER...................42

 SECTION 7.1.    Termination.................................................42
 SECTION 7.2.    Effect of Termination.......................................43
 SECTION 7.3.    Fees and Expenses...........................................43
 SECTION 7.4.    Amendment...................................................44
 SECTION 7.5.    Extension; Waiver...........................................44

                                       ARTICLE 8
                                     MISCELLANEOUS...........................45

 SECTION 8.1.    Nonsurvival of Representations and Warranties...............45
 SECTION 8.2.    Entire Agreement; Assignment................................45
 SECTION 8.3.    Notices.....................................................45
 SECTION 8.4.    Governing Law...............................................46
 SECTION 8.5.    Descriptive Headings........................................46
 SECTION 8.6.    Interpretive Provisions; Certain Definitions................46
 SECTION 8.7.    Parties in Interest.........................................46
 SECTION 8.8.    Severability................................................46
 SECTION 8.9.    Specific Performance........................................46
 SECTION 8.10.   Brokers.....................................................46
 SECTION 8.11.   Counterparts................................................47

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated as of February 13, 1998 (the "Agreement"), is among APPLIED GRAPHICS TECHNOLOGIES, INC., a Delaware corporation ("AGT"), AGT ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of AGT ("Acquisition"), and DEVON GROUP, INC., a Delaware corporation (the "Company").

                  WHEREAS, the respective Boards of Directors of AGT, Acquisition and the Company have determined that the Merger (as defined in Section 1.1) is fair to and in the best interests of their respective stockholders and have approved the Merger in accordance with this Agreement;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, concurrently with the execution hereof, certain holders of Shares (as defined in Section 2.1) are entering into an agreement (the "Stockholders Agreement") providing for certain matters with respect to their Shares, a copy of which is attached hereto as Exhibit A;

                  WHEREAS, the Company has delivered to AGT a letter identifying all persons (each, a "Company Affiliate") who are, at the date hereof, "affiliates" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and each Company Affiliate has delivered to AGT a letter (each, an "Affiliate Letter") relating to (i) the transfer, prior to the Effective Time (as defined in Section 1.2), of the Shares beneficially owned by such Company Affiliate on the date hereof and (ii) the transfer of the shares of AGT Common Stock (as defined in Section 2.1(d)) to be received by such Company Affiliate in the Merger; and

                  WHEREAS, AGT, Acquisition and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, AGT, Acquisition and the Company hereby agree as follows:


                                    ARTICLE 1

                                   THE MERGER

                  SECTION 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Acquisition (the "Merger"). Following the Merger, Acquisition shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company shall cease.

                  SECTION 1.2. Effective Time. Subject to the provisions of this Agreement, AGT, Acquisition and the Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate documents (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

                  SECTION 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be the third business day after satisfaction or waiver of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

                  SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.5.  Certificate  of  Incorporation  and Bylaws.  The
Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of Acquisition in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

                  SECTION 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified. On or prior to the Closing Date, the number of directors of AGT shall be increased by two and the vacancies created thereby shall be initially filled by Marne Obernauer, Jr. and a designee to be determined jointly by the Company and AGT.

                  SECTION 1.7. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.


                                    ARTICLE 2

                   CONVERSION OF SHARES; MERGER CONSIDERATION

                  SECTION 2.1. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of shares of the Company's common stock, par value $.01 per share (the "Company Common Stock"):

                  (a) Common Stock of Acquisition. Each issued and outstanding share of common stock, par value $0.01 per share, of Acquisition shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Shares and AGT-Owned Shares. Each Share (as defined in Section 2.1(c)) that is owned by the Company, or by AGT, Acquisition or any other subsidiary of AGT shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

                  (c) Common Stock of the Company. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a "Share"), other than Shares to be cancelled in accordance with Section 2.1(b) and any Dissenting Shares (as defined in Section 2.1(e)), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate evidencing any such Shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.2, the Merger Consideration (as defined in Section 2.1(d)) multiplied by the number of Shares evidenced by the cancelled certificate. The holders of such certificates previously evidencing such Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law.

                  (d) Merger Consideration. The term "Merger Consideration" means (i) a cash payment in an amount equal to $30.00 (the "Per Share Cash Amount") and (ii) .6 fully paid and nonassessable shares of common stock, par value $.01 per share of AGT ("AGT Common Stock").

                  (e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such Shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such Share of such holder shall be treated as a Share that had been converted as of the Effective Time into the right to receive the Merger Consideration. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence. The Company shall give prompt notice to AGT of any demands received by the Company for appraisal of Shares, and AGT shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of AGT, make any payment with respect to, or settle or offer to settle, any such demands.

                  (f) Adjustment. If, based on the Merger Consideration payable pursuant to Section 2.1(d), the tax opinions referred to in Sections 6.2(c) and 6.3(f) hereof cannot be delivered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code (as reasonably determined by Weil, Gotshal & Manges LLP and O'Sullivan Graev & Karabell, LLP, such determination to be made (x) taking into account Dissenting Shares and cash issued in lieu of fractional shares, if any, (y) using the Closing Date Price as the measure of value of the shares of AGT Common Stock issued as Merger Consideration and (z) requiring that the total value of such AGT Common Stock issued as Merger Consideration represent no less than 45% of the total consideration issued and to be issued in the Merger to all holders of Shares), then the Merger Consideration shall be adjusted by reducing, to the extent necessary to enable the tax opinions to be rendered, the amount of cash to be delivered to the holders of Shares, for each Share converted, and in lieu thereof delivering to such holders such number of shares of AGT Common Stock equal to (x) the amount by which the cash component of the Merger Consideration is reduced, pursuant to this clause, in order to enable the rendering of the tax opinions, divided by (y) the Closing Date Price.

                  For purposes hereof, the "Closing Date Price" of a share of AGT Common Stock shall be the closing sales price of AGT Common Stock as reported on the Nasdaq National Market ("NASDAQ") as of the close of the trading day immediately prior to the Closing Date.

                  SECTION 2.2.  Exchange of Certificates and Cash.

                  (a) Exchange Agent. On the Effective Date, AGT shall deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by AGT, which shall be reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares (other than Dissenting Shares), for exchange in accordance with this Article 2, through the Exchange Agent, (i) certificates evidencing the whole shares of AGT Common Stock issuable pursuant to Sections 2.1(d) and 2.1(f), to the extent applicable, in exchange for outstanding Shares, (ii) cash in the aggregate amount required to be exchanged for Shares pursuant to Sections 2.1(d) and 2.1(f), to the extent applicable, and (iii) cash in an amount sufficient to permit payment of cash payable in lieu of fractional shares pursuant to Section 2.2(d) (the cash described in (ii) and (iii) is hereafter collectively referred to as the "Exchange Cash Consideration" and such certificates for shares of AGT Common Stock, together with any dividends or distributions with respect thereto, and the Exchange Cash Consideration are hereafter collectively referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration to holders of Shares. Except as contemplated by Section 2.2(d) hereof, the Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund (except for dividends on shares of AGT Common Stock) shall be for the account of AGT.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, AGT will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (the "Certificates"), other than
Dissenting Shares, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as AGT may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of AGT Common Stock and cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, multiplied by the number of Shares evidenced by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, shares of AGT Common Stock and cash may be issued and paid in accordance with this Article 2 to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration, multiplied by the number of Shares previously evidenced by such Certificate.

                  (c) Distributions With Respect to Unexchanged Shares of AGT Common Stock. No dividends or other distributions with respect to shares of AGT Common Stock, with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate with respect to the shares of AGT Common Stock they are entitled to receive until the holder of such Certificate shall surrender such Certificate.

                  (d) Fractional Shares. No fraction of a share of AGT Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of Shares entitled to receive shares of AGT Common Stock in the Merger, upon surrender of a Certificate for exchange pursuant to this Section 2.2, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (x) the per share closing price of a share of AGT Common Stock on the NASDAQ on the date of the Effective Time (or the last bid price in the absence of a trade) by (y) the fractional interest in AGT Common Stock to which such holder would otherwise be entitled (after taking into account all Shares then held of record by such holder).

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to AGT, upon demand, and any holders of Shares who have not theretofore complied with this Article 2 shall thereafter look only to AGT for the Merger Consideration to which they are entitled pursuant to this Article 2.

                  (f) No Liability. Neither AGT nor the Company shall be liable to any holder of Shares for any such shares of AGT Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Withholding Rights. AGT or the Exchange Agent shall be entitled to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, such amounts as AGT or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by AGT or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by AGT or the Exchange Agent.

                  SECTION 2.3. Stock Options. At the Effective Time, each holder of a then outstanding option to purchase Shares (collectively, "Options") under the Company's Non-Qualified Stock Option Plan, 1993 Non-Qualified Stock Option Plan or 1995 Non-Qualified Stock Option Plan (collectively, the "Stock Option Plans"), whether or not then exercisable or fully vested, in settlement thereof, shall be entitled to receive from the Company for each Share subject to such Option (whether or not then exercisable) an amount in cash equal to the difference between $60.00 and the per share exercise price of such Option, to the extent $60.00 is greater than the per share exercise price of such Option and all such Options under the Stock Option Plans shall be cancelled and cease to exist and the Stock Option Plans shall be terminated.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to each of AGT and Acquisition as follows:

                  SECTION 3.1.  Organization and Qualification.

                  (a) The Company and each of its subsidiaries (as defined in Section 3.1(b)) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have or constitute a Material Adverse Effect (as defined below) on the Company.

                  When used in any clause of this Agreement in connection with any party hereto, the term "Material Adverse Effect" means (i) a material adverse effect, or any development that is reasonably likely to result in a material adverse effect, on the business, financial condition or results of operations of such party and its subsidiaries, taken as whole, or (ii) an event, change, effect or development that is reasonably likely to materially impair or materially delay the ability of such party to consummate the transactions contemplated hereby.

                  (b) Except as set forth in Section 3.1(b) of the Disclosure Schedule previously delivered by the Company to AGT (the "Company Disclosure Schedule"), the Company has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity. The term "subsidiary" shall mean, when used with reference to any party to this Agreement, any entity more than fifty percent (50%) of either the outstanding voting securities or the value of the outstanding equity securities or interests (including membership interests) of which are owned directly or indirectly by such party.

                  (c) The Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have or constitute a Material Adverse Effect on the Company.

                  (d) The Company has heretofore delivered to AGT accurate and complete copies of the certificate of incorporation and by-laws, as currently in effect, of the Company and each of its subsidiaries.

                SECTION 3.2. Capitalization of the Company and its Subsidiaries.

                  (a) The authorized  capital stock of the Company  consists of:
(i) 30,000,000 shares of Company Common Stock, of which, as of December 31, 1997, 7,358,817 shares were issued and outstanding and 1,099,500 shares were held in treasury and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, 24,060 shares of Redeemable Preferred Stock - Series A, par value $1.00 per share and 21,940 shares of Redeemable Preferred Stock - Series B, par value $1.00 per share, no shares of which were issued and outstanding. All of the issued and outstanding shares of Company Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of December 31, 1997, 842,500 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Options issued pursuant to the Stock Option Plans. Since December 31, 1997, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Options already in existence on such date and, since December 31, 1997, no stock options have been granted. Except as set forth above in this Section 3.2(a), as of the date hereof, there are outstanding
(i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) no options or other rights to acquire from the Company or its subsidiaries, and no obligations of the Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). There are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule and except as contemplated by this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of capital stock of the Company.

                  (b)  Except as set  forth in  Section  3.2(b)  of the  Company
Disclosure Schedule, all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                  SECTION 3.3. Authority Relative to this Agreement.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (b) The Company Board has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the Company Board for the consummation of, the transactions contemplated hereby, including the Merger, and resolved to recommend that the stockholders of the Company approve and adopt this Agreement. The action of the Company Board in approving this Agreement and the transactions contemplated hereby, including the Merger, is sufficient to render inapplicable to the Merger and this Agreement the provisions of Section 203 of the DGCL and, to the knowledge of the Company, no Delaware or other State takeover statute or similar statute or regulation applies to the Merger, this Agreement or any of the transactions contemplated hereby.

                  SECTION 3.4.  SEC Reports; Financial Statements.

                  (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since April 1, 1995, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore delivered to AGT, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended March 31, 1997 and March 31, 1996, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since April 1, 1995 and (iii) all other reports or registration statements filed by the Company with the SEC since April 1, 1995 (the "Company SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presented, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since April 1, 1997, except as set forth in the Company SEC Reports, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                  (b) The Company has heretofore made available to AGT a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

                  SECTION 3.5. Information Supplied. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by AGT in connection with the issuance of shares of AGT Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement relating to the meetings of the Company's stockholders and AGT's stockholders to be held in connection with the Merger (the "Joint Proxy Statement") will, at the date mailed to stockholders of the Company and AGT and at the times of the meetings of stockholders of the Company and AGT to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, the Company shall promptly so advise AGT and such event shall be so described, and such amendment or supplement (which AGT and the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Joint Proxy Statement, insofar as it relates to the meeting of the Company's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  SECTION 3.6. Consents and Approvals; No Violations. Except for
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing and recordation of the Certificate of Merger as required by the DGCL and as otherwise set forth in Section 3.6 to the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.6 to the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) for violations, breaches or defaults which would not have a Material Adverse Effect on the Company.

                  SECTION 3.7. No Default. None of the Company or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have or constitute a Material Adverse Effect on the Company.

                  SECTION 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement or disclosed in Section 3.8 of the Company Disclosure Schedule, since April 1, 1997, (a) neither the Company nor its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which in the aggregate would have a Material Adverse Effect on the Company, (b) the business of the Company and its subsidiaries has been carried on only in the ordinary course consistent with past practices, (c) the Company has not paid any dividend or distribution in respect of, or redeemed or repurchased any Company Securities, (d) other than consistent with past practices, the Company has not entered into or consummated any transaction with any officer, director or affiliate of the Company or any person known by the Company to be an affiliate of any of them and (e) the Company has not changed its methods of accounting.

                  SECTION 3.9. Litigation. Except as publicly disclosed by the Company in the Company SEC Reports or disclosed in Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets which (a) individually or in the aggregate, would have a Material Adverse Effect on the Company or (b) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which would have a Material Adverse Effect on the Company.

                  SECTION 3.10. Compliance with Applicable Law. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws (as defined and addressed in Section 3.12(a)) and except for violations or possible violations which would not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports or as disclosed in Section 3.10 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which would not have a Material Adverse Effect on the Company.

                  SECTION 3.11.  Employee Plans.

                  (a) Section 3.11(a) of the Company Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit plans or other benefit arrangements, including executive compensation, directors' benefit, bonus or other incentive compensation, severance and deferred compensation plans and practices which the Company or any of its subsidiaries maintains, is a party to, contributes to or has any obligation to or liability for (each a "Company Benefit Plan" and collectively, the "Company Benefit Plans").

                  (b) True, correct and complete copies or descriptions of each Company Benefit Plan (and, where applicable, the most recent summary plan description, actuarial report, determination letter, most recent Form 5500 and trust agreement) have been delivered to AGT for review prior to the date hereof.

                  (c) As of the date hereof, except as disclosed on Section 3.11(c) of the Company Disclosure Schedule, (i) all material payments required to be made by or under any Company Benefit Plan, any related trusts, or any collective bargaining agreement have been made; (ii) the Company and its subsidiaries have performed all material obligations required to be performed by them under any Company Benefit Plan; (iii) the Company Benefit Plans have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan; and (v) the Company and its subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

                  (d) Except as disclosed on Section 3.11(d) of the Company Disclosure Schedule, none of the Company Benefit Plans is subject to
Title IV of ERISA.

                  (e) Except as set forth on Section 3.11(e) of the Company Disclosure Schedule, the Company and its subsidiaries have not incurred any unsatisfied withdrawal liability with respect to any multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  (f) Section 3.11(f) of the Company Disclosure Schedule sets forth a list of all "employee pension plans," as defined on Section 3(2) of ERISA, maintained by the Company or any of its subsidiaries on any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with the Company under Section 414(b), (c), (m) or
(o) of the Code (an "ERISA Affiliate"), or to which the Company, its Subsidiaries or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Company Pension Plans"). Except as set forth on Section 3.11(f) of the Company Disclosure Schedule, each of the Pension Plans which is intended to be "qualified" within the meaning of Section 401(a) and 401(k), if applicable, and 501(a) of the Code has been determined by the Internal Revenue Service to be so "qualified" and, to the knowledge of the Company, there is no fact which would adversely affect the qualified status of any such Company Pension Plan.

                  (g) Except as set forth on Section 3.11(g) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Company Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (h) If and to the extent applicable, no Company Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of
Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS with respect to any Company Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA. Except as indicated on Schedule 3.11(h) of the Company Disclosure Schedule, no Company Benefit Plan is self funded by the Company. Except as disclosed on Schedule 3.11(h) of the Company Disclosure Schedule, with respect to any insurance policy providing funding for benefits under any Company Benefit Plan, there is no liability of the Company in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, and there will be no such liability arising wholly or partially out of events occurring prior to the execution of this Agreement, nor would there be any such liability if the Company cancelled such policy as of the date hereof.

            SECTION 3.12. Environmental Matters. (a) As used in this Agreement:

                  (1) "Environmental Law" means any applicable federal, state or local law, statute, code, ordinance, policy, rule, regulation or other governmental requirement from any U.S. or foreign jurisdiction concerning the Release (as defined herein), handling, storage, processing, transportation or other use of any solid waste, industrial waste or Hazardous Substance (as defined herein) including, by way of example but not limitation, the Comprehensive Environmental Response, Compensation and Liability Act (43 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 2601 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws have been amended, and the regulations promulgated pursuant thereto, and any applicable and analogous state or local statutes, codes, policies or related requirements of governmental entities of foreign jurisdictions.

                  (2) "Environmental Claim" means any allegation, notice of violation, action, claim, lien, demand, order, injunction, judgment, decree, ruling, assessment or arbitration award or directive (conditional or otherwise) by any court, arbitrator or governmental entity or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, diminution in value, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Release) of, or exposure to, any Hazardous Substance, odor, audible noise or any solid or industrial waste; (b) the transportation, storage, treatment or disposal of solid waste, industrial waste or Hazardous Substances, in connection with the past or present operations of the Company, any of its subsidiaries or any of their respective predecessors or assigns; or (c) the violation, or alleged violation, of any Environmental Laws, orders, injunctions, judgments, decrees, rulings, assessments, arbitration awards, Environmental Permits or rulings, orders or decisions of any court arbitrator or Government Entity relating to environmental matters.

                  (3)  "Environmental   Permit"  means  any  permit,   approval,
authorization, license, variance, registration, permit application, notification, program development and implementation, or permission required under any applicable Environmental Law.

                  (4) "Hazardous Substance" means any substance, material or waste which is regulated under any Environmental Law or by any applicable governmental entity, governmental entity in the jurisdictions in which the Company or any subsidiary or any of their respective predecessors or assigns conducts or has conducted business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste," "toxic substance" or "residual waste'" under any Environmental Law, including, but not limited to, radioactive materials, petroleum products, asbestos and polychlorinated biphenyls.

                  (5) "Property" means any land, facility or operations currently or previously owned, leased, subleased or otherwise used by the Company, any of its subsidiaries or any of their respective predecessors or assigns.

                  (6) "Release" means any intentional or unintentional, continuous or intermittent release, spill, emission, seepage, leaking, pumping, uncontrolled loss, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, or any building surface, or onto or from any Property of any Hazardous Substance, including the movement of any Hazardous Substance through or in the air, soil, surface water, ground water or otherwise.

                  (7) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Substance or any other material required pursuant to applicable Environmental Law; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substance or any other material required pursuant to applicable Environmental Law, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care including the conduct of risk assessments and negotiation with applicable governmental entities regarding Hazardous Substance or any other material required pursuant to applicable Environmental Law; or (iv) bring the Properties into compliance with all applicable Environmental Laws and Environmental Permits.

                  (b) Except as disclosed in Section 3.12(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries, with respect to its use of and operations at each Property, is in compliance in all respects with all applicable Environmental Laws, except where the failure to so be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (c) Except as disclosed in Section 3.12(c) of the Company Disclosure Schedule or as disclosed in any Company SEC document filed with the SEC prior to the date hereof, as of the date hereof, neither the Company nor any of its subsidiaries or any of their respective predecessors has received any written communication form a court, arbitrator or governmental entity or any other person that alleges that the Company or any such subsidiary or predecessor is not in compliance, in any respect, with any Environmental Law or has liability thereunder, except, in each case it is reasonably unlikely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                  (d) Except as disclosed in Section 3.12(d) of the Company Disclosure Schedule, none of the operations or Properties of the Company or any of its subsidiaries or any of their respective predecessors or assigns is the subject of investigation by any governmental entity whether U.S., State, local or foreign, respecting (A) Environmental Laws, (B) Remedial Action or (C) any Environmental Claim arising from a Release or otherwise of any Hazardous Substance or any other substance regulated under any Environmental Law, which in each case would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (e) Except as disclosed in Section 3.12(e) of the Company Disclosure Schedule, the Company, each of its subsidiaries and any of their respective predecessors have filed all notices required to be filed under all Environmental Laws reporting any Release, except where failure to file such notices would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (f) Except as disclosed in Section 3.12(f) of the Company Disclosure Schedule, or as disclosed in any Company SEC Report, neither the Company nor any of its subsidiaries has any contingent liabilities with respect to its business or that of its predecessors in connection with any Hazardous Substance or Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (g) Except as disclosed in Section 3.12(g) of the Company Disclosure Schedule, or as disclosed in any Company SEC Report, as of the date hereof, underground storage tanks are not located on or under any Property and there have been no Releases of Hazardous Substances on, in or under any Property or other real property for which the Company or any of its subsidiaries would be responsible or potentially responsible and that would have a Material Adverse Effect on the Company.

                  (h) Except as disclosed in Section 3.12(h) of the Company Disclosure Schedule, or as disclosed in any Company SEC Report filed with the SEC prior to the date hereof, neither the Company nor any of its subsidiaries or any of their respective predecessors is subject to any judicial, administrative or arbitral actions, suits, proceedings (public or private), written claims or governmental proceedings alleging the violation of any Environmental Law or Environmental Permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                  (i) Except as disclosed in Section 3.12(i) of the Company Disclosure Schedule, or as disclosed in any Company SEC Document filed with the SEC prior to the date hereof, neither the Company nor any of its subsidiaries or any of their respective predecessors or assigns, as a result of their respective past and current operations, has caused or permitted any Hazardous Substances to remain or be disposed of, either on or under any Property or on any real property not permitted to accept, store or dispose of such Hazardous Substances, that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  SECTION 3.13. Tax Matters. Except as disclosed on Section 3.13 of the Company Disclosure Schedule:

                  (a) The Company and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its subsidiaries is or has ever been a member, has (or, by the Closing Date, will have) timely filed with the appropriate taxing authorities all federal income tax returns and all other material tax returns and reports required to be filed by it through the Closing Date. All such tax returns are (or will be) complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, the Company and each of its subsidiaries has (or, by the Closing Date, will have) paid (or the Company has paid on its subsidiaries' behalf) all taxes due in respect of the taxable periods covered by such tax returns. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve in accordance with GAAP for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. The Company has previously made available or delivered to AGT copies of all income and franchise tax returns filed by the Company and each of its subsidiaries for their taxable years ended in 1995, 1996 and 1997. For purposes of this Agreement, "tax" or "taxes" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any joint and/or transferee liability in respect of taxes or any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement. "Tax returns" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

                  (b) No material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries, no State where the Company or one of its subsidiaries does not file an income or franchise tax return has asserted in writing during the preceding five years that such corporation should be so filing, no requests for waivers of the time to assess any taxes are pending, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority. No material issues relating to taxes have been raised in writing by the relevant taxing authority during any presently pending audit or examination. The federal income tax returns of the Company and each of its subsidiaries consolidated in such tax returns have been reviewed or passed upon by the Internal Revenue Service for all years through March 31, 1994.

                  (c) No material Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for taxes not yet due.

                  (d) None of the Company or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority) (other than any such tax sharing agreement among the Company and its subsidiaries as set forth in Section 3.13(d) of the Company Disclosure Schedule).

                  (e) None of the Company or any of its subsidiaries has taken, agreed to take or will take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

                  (f) Neither the Company nor any of its subsidiaries has made, will make, is obligated to make or is party to any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect which provides for the making of any payment (whether in cash or property or the vesting of property) that would not be deductible by reason of Sections 280G or 162(m) of the Code.

                  (g) The Company and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes.

                  (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending or threatened in writing with regard to any federal income or material state, local or foreign taxes or tax returns of the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

                  (i) Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

                  (j) Neither the  Company nor any of its  subsidiaries  has (i)
with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law or (iii) received or filed any requests for rulings or determinations in respect of any taxes within the last five years.

                  (k) No property owned by the Company or any of its subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

                  (l) The Company and each of its subsidiaries are not currently, have not been within the last five years and do not anticipate becoming a "United States real property holding company" within the meaning of
Section 897(c) of the Code.

                  (m)  The Company is not a foreign person within the meaning of
Section 1445(b)(2) of the Code.

                  (n)  No subsidiary of the Company owns any Shares.

                  SECTION 3.14.  Intellectual Property.

                  (a) Except as set forth in Section 3.14 of the Company Disclosure Schedule, the Company or one of its subsidiaries owns or possesses (and will own or possess as of the Effective Time) all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property (as defined below), and all of the right, benefits and privileges associated therewith, that is material to the conduct of the business of the Company and its subsidiaries as currently conducted (and as conducted as of the Effective Time). To the knowledge of the Company, neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any other person. To the knowledge of the Company, no person is materially infringing upon any Intellectual Property right of the Company or any of its subsidiaries.

                  (b) The term "Intellectual Property" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all mask works; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, design plans, improvements, proposals, technical and computer data, documentation and software, financial proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related proprietary information, marketing materials and all other proprietary rights.

                  SECTION 3.15. Opinion of Financial Advisor. Donaldson, Lufkin & Jenrette Securities Corp. (the "Company Financial Advisor") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinion has not been withdrawn or modified.

                  SECTION 3.16. Brokers. No broker, finder or investment banker (other than the Company Financial Advisor, a true and correct copy of whose engagement agreement has been provided to AGT) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

                  SECTION 3.17.  Material Contracts.

                  (a) The Company has delivered or otherwise made available to AGT true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, (I) contracts or agreements with any supplier or customer, in each case which could result in the payment or receipt of monies in excess of $2,500,000 in any calendar year period; (II) to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of the Company and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance or indemnification contracts (including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company or any of its subsidiaries); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale, lease or other disposition of material properties or assets of the Company or its subsidiaries or predecessors (by merger, purchase or sale of assets or stock or otherwise) entered into since April 1, 1995 and (vi) contracts or agreements with any Governmental Entity and (III) all commitments and agreements to enter into any of the foregoing items in (I) or (II) above (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "Contracts").

                  (b) Each of the Contracts is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Contract so listed either by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party, in any such case in which such default or event would have a Material Adverse Effect on the Company.

                  (c) No party to any such Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default would have a Material Adverse Effect on the Company.

                  SECTION 3.18.  Labor  Matters.  Except as set forth in Section
3.18 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any employment, severance compensation, labor or collective bargaining agreement pertaining to any current or former directors, officers, employees or consultants of the Company or any of its subsidiaries. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending written demand for recognition or certification.

                  SECTION 3.19. Insurance. Except as set forth in Section 3.19 of the Company Disclosure Schedule, each of the Company and its subsidiaries is, and has been continuously since April 1, 1996, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by the Company and its subsidiaries during such time period. Except as set forth in Section 3.19 of the Company Disclosure Schedule, since April 1, 1996, neither the Company nor any of its subsidiaries has received notice of cancellation or termination (or a denial of coverage) with respect to any material insurance policy of the Company or its subsidiaries. The insurance policies of the Company and its subsidiaries are valid and enforceable policies.

                  SECTION 3.20. Customers. Except as set forth in Section 3.20 of the Company Disclosure Schedule, no customer from which the Company has received revenues of at least $2,500,000 in any of the past three fiscal years has: (a) threatened within the last twelve months to terminate, or to the knowledge of the Company, intends to cancel or otherwise terminate, the relationship of such person with the Company or any of its subsidiaries or (b) has during the last twelve months decreased materially or threatened in writing to decrease or limit materially its usage or purchase of the services or products of the Company or any of its subsidiaries, or, to the knowledge of the Company, intends to modify materially its relationship with the Company or any of its subsidiaries.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                             OF AGT AND ACQUISITION

                  AGT and Acquisition hereby represent and warrant to the Company as follows:

                  SECTION 4.1.  Organization and Qualification.

                  (a) AGT is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect on AGT.

                  (b) Except as set forth in Section 4.1(b) of the Disclosure Schedule previously delivered by AGT to the Company (the "AGT Disclosure Schedule"), AGT has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

                  (c) AGT is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have or constitute a Material Adverse Effect on AGT.

                  (d) AGT has heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and Bylaws, as currently in effect, of AGT and Acquisition.

                  SECTION 4.2.  Capitalization of AGT and its Subsidiaries.

                  (a) The authorized capital stock of AGT consists of (i) 40,000,000 shares of AGT Common Stock, of which, as of December 31, 1997, 17,836,383 shares were issued and outstanding, and (ii) 10,000,000 shares of preferred stock, no par value, no shares of which were issued and outstanding. All of the issued and outstanding shares of AGT Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of December 31, 1997, 2,209,200 shares of AGT Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options. Except as described in the AGT SEC Reports (as defined in Section 4.4(a)) and except as set forth in Section 4.2(a) of the AGT Disclosure Schedule since December 31, 1997, no shares of AGT's capital stock have been issued other than pursuant to stock options already in existence on such date, and no stock options have been granted. Except (i) as described in the AGT SEC Reports and (ii) as set forth above, as of the date hereof, there are outstanding (A) no shares of capital stock or other voting securities of AGT, (B) no securities of AGT or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of AGT, (C) no options or other rights to acquire from AGT or its subsidiaries, and no obligations of AGT or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AGT, and (D) no equity equivalents, interests in the ownership or earnings of AGT or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "AGT Securities"). There are no outstanding obligations of AGT or any of its subsidiaries to repurchase, redeem or otherwise acquire any AGT Securities. Except as set forth in the AGT SEC Reports, there are no stockholder agreements, voting trusts or other agreements or understandings to which AGT is a party or to which it is bound relating to the voting of any shares of capital stock of AGT.

                  (b) All of the outstanding capital stock of AGT's subsidiaries (including Acquisition) is owned by AGT, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of AGT or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from AGT or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of AGT. There are no outstanding contractual obligations of AGT or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of AGT.

                  SECTION 4.3. Authority Relative to this Agreement.

                  (a) Each of AGT and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of AGT (the "AGT Board") and Acquisition and by AGT as the sole stockholder of Acquisition, and no other corporate proceedings on the part of AGT or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the issuance of AGT Common Stock as required by the terms of this Agreement (the "Share Issuance"), the approval and adoption of the Share Issuance by the holders of a majority of the total votes cast on the approval and adoption of the Share Issuance at the meeting of AGT's stockholders called for such purpose). This Agreement has been duly and validly executed and delivered by each of AGT and Acquisition and constitutes a valid, legal and binding agreement of each of AGT and Acquisition, enforceable against each of AGT and Acquisition in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (b) The AGT Board has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the AGT Board for the consummation of, the transactions contemplated hereby, including the Merger, and resolved to recommend that the stockholders of AGT approve and adopt the Share Issuance. The action of the AGT Board in approving this Agreement and the transactions contemplated hereby, including the Merger, is sufficient to render inapplicable to the Merger and this Agreement the provisions of Section 203 of the DGCL and, to the knowledge of AGT, no Delaware or other State takeover statute or similar statute or regulation applies to the Merger, this Agreement or any of the transactions contemplated hereby.

                  SECTION 4.4.  SEC Reports; Financial Statements.

                  (a) AGT has filed all required forms, reports and documents with the SEC since April 16, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. AGT has heretofore made available to the Company, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 1996, (ii) all definitive proxy statements relating to AGT's meetings of stockholders (whether annual or special) held since April 16, 1996 and (iii) all other reports or registration statements filed by AGT with the SEC since April 16, 1996 (the "AGT SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of AGT included in the AGT SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presented, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of AGT and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since January 1, 1997, except as set forth in the AGT SEC Reports, there has not been any change, or any application or request for any change, by AGT or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                  (b) AGT has heretofore made available to the Company a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by AGT with the SEC pursuant to the Exchange Act.

                  SECTION 4.5. Information Supplied. None of the information supplied or to be supplied by AGT or Acquisition in writing for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement will, at the date mailed to stockholders of the Company and AGT and at the times of the meetings of stockholders of the Company and AGT to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to AGT, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, AGT shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company and AGT shall have a reasonable opportunity to review) shall be promptly filed with the SEC. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  SECTION 4.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the filing and recordation of the Certificate of Merger as required by the DGCL and as otherwise set forth in Section 4.6 of the AGT Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by AGT or Acquisition of this Agreement or the consummation by AGT or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have or constitute a Material Adverse Effect on AGT. Except as set forth in Section
4.6 of the AGT Disclosure Schedule, neither the execution, delivery and performance of this Agreement by AGT or Acquisition nor the consummation by AGT or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of AGT or Acquisition or any of AGT's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which AGT or Acquisition or any of AGT's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to AGT or Acquisition or any of AGT's subsidiaries or any of their respective properties or assets, except in the case of (ii) for violations, breaches or defaults which would not have or constitute a Material Adverse Effect on AGT.

                  SECTION 4.7. No Default. None of AGT or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which AGT or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to AGT, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have or constitute a Material Adverse Effect on AGT.

                  SECTION 4.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by AGT in the AGT SEC Reports filed prior to the date of this Agreement, or as set forth in Section 4.8 of the AGT Disclosure Schedule, since January 1, 1997, (a) neither AGT nor its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would have a Material Adverse Effect on AGT, (b) AGT has conducted its business in the ordinary course consistent with past practices, (c) AGT has not paid any dividend or distribution in respect of, or redeemed or repurchased any AGT Securities, (d) other than consistent with past practices, AGT has not entered into or consummated any transaction with any officer, director or affiliate of AGT or any person known by AGT to be an affiliate of any of them and (e) AGT has not changed its methods of accounting.

                  SECTION 4.9. Litigation. Except as publicly disclosed by AGT in the AGT SEC Reports or disclosed in Section 4.9 of the AGT Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of AGT, threatened against AGT or any of its subsidiaries or any of their respective properties or assets which (a) individually or in the aggregate, would have or constitute a Material Adverse Effect on AGT or (b) questions the validity of this Agreement or any action to be taken by AGT in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by AGT in the AGT SEC Reports, none of AGT or its subsidiaries is subject to any outstanding order, writ, injunction or decree which would have a Material Adverse Effect on AGT.

                  SECTION 4.10. Compliance with Applicable Law. Except as publicly disclosed by AGT in the AGT SEC Reports, AGT and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "AGT Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on AGT. Except as publicly disclosed by AGT in the AGT SEC Reports, AGT and its subsidiaries are in compliance with the terms of the AGT Permits, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect on AGT. Except as publicly disclosed by AGT in the AGT SEC Reports, the businesses of AGT and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this
Section 4.10 with respect to Environmental Laws and except for violations or possible violations which would not have a Material Adverse Effect on AGT. Except as publicly disclosed by AGT in the AGT SEC Reports or as disclosed in
Section 4.10 of the AGT Disclosure Schedule, no investigation or review by any Governmental Entity with respect to AGT or its subsidiaries is pending or, to the knowledge of AGT, threatened, nor to the knowledge of AGT, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which would not have a Material Adverse Effect on AGT.

                  SECTION 4.11.  Employee Plans.

                  (a) Section 4.11(a) of the AGT Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of the ERISA and all other employee benefit plans or other benefit arrangements, including executive compensation, directors' benefit, bonus or other incentive compensation, severance and deferred compensation plans and practices which AGT or any of its subsidiaries maintains, is a party to, contributes to or has any obligation to or liability for (each an "AGT Benefit Plan" and collectively, the "AGT Benefit Plans").

                  (b) True, correct and complete copies or descriptions of each AGT Benefit Plan (and, where applicable, the most recent summary plan description, actuarial report, determination letter, most recent Form 5500 and trust agreement) have been made available to the Company for review prior to the date hereof.

                  (c) As of the date hereof, except as disclosed on Section 4.11(c) of the AGT Disclosure Schedule, (i) all material payments required to be made by or under any AGT Benefit Plan, any related trusts, or any collective bargaining agreement have been made; (ii) AGT and its subsidiaries have performed all material obligations required to be performed by them under any AGT Benefit Plan; (iii) the AGT Benefit Plans have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the knowledge of AGT, threatened with respect to any AGT Benefit Plan; and (v) AGT and its subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

                  (d)  Except  as  disclosed on  Section 4.11(d) of the  AGT
Disclosure Schedule, none of the AGT Benefit Plans is subject to Title IV of ERISA.
                  (e) Except as set forth on Section 4.11(e) of the AGT Disclosure Schedule, AGT and its subsidiaries have not incurred any unsatisfied withdrawal liability with respect to any multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  (f) Section 4.11(f) of the AGT Disclosure Schedule sets forth a list of all "employee pension plans," as defined on Section 3(2) of ERISA, maintained by AGT or any of its subsidiaries on any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with AGT under Section 414(b), (c), (m) or (o) of the Code (an "AGT ERISA Affiliate"), or to which AGT, its Subsidiaries or any AGT ERISA Affiliate contributed or is obligated to contribute thereunder ("AGT Pension Plans"). Except as set forth on Section 4.11(f) of the AGT Disclosure Schedule, each of the AGT Pension Plans which is intended to be "qualified" within the meaning of
Section 401(a) and 401(k), if applicable, and 501(a) of the Code has been determined by the Internal Revenue Service to be so "qualified" and, to the knowledge of AGT, there is no fact which would adversely affect the qualified status of any such AGT Pension Plan.

                  (g) Except as set forth on Section 4.11(g) of the AGT Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of AGT or any of its subsidiaries; (ii) increase any benefits otherwise payable under any AGT Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (h) If and to the extent applicable, no AGT Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS with respect to any AGT Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or
Section 302(f) of ERISA. Except as indicated on Schedule 4.11(h) of the AGT Disclosure Schedule, no AGT Benefit Plan is self funded by AGT. Except as disclosed on Schedule 4.11(h) of the AGT Disclosure Schedule, with respect to any insurance policy providing funding for benefits under any AGT Benefit Plan, there is no liability of AGT in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, and there will be no such liability arising wholly or partially out of events occurring prior to the execution of this Agreement, nor would there be any such liability if AGT cancelled such policy as of the date hereof.

                  SECTION 4.12. Environmental Matters. (a) Except as disclosed in Section 4.12(a) of the AGT Disclosure Schedule, AGT and each of its subsidiaries, with respect to its use of and operations at each Property, is in compliance in all respects with all applicable Environmental Laws, except where the failure to so be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on AGT.

                  (b) Except as disclosed in Section 4.12(b) of the AGT Disclosure Schedule or as disclosed in any AGT SEC document filed with the SEC prior to the date hereof, as of the date hereof, neither AGT nor any of its subsidiaries or any of their respective predecessors has received any written communication form a court, arbitrator or governmental entity or any other person that alleges that AGT or any such subsidiary or predecessor is not in compliance, in any respect, with any Environmental Law or has liability thereunder, except, in each case it is reasonably unlikely, individually or in the aggregate, to have a Material Adverse Effect on AGT.

                  (c) Except as disclosed in Section 4.12(c) of the AGT Disclosure Schedule, none of the operations or Properties of AGT or any of its subsidiaries or any of their respective predecessors or assigns is the subject of investigation by any governmental entity whether U.S., State, local or foreign, respecting (A) Environmental Laws, (B) Remedial Action or (C) any
Environmental Claim arising from a Release or otherwise of any Hazardous Substance or any other substance regulated under any Environmental Law, which in each case would, individually or in the aggregate, have a Material Adverse Effect on AGT.

                  (d) Except as disclosed in Section 4.12(d) of the AGT Disclosure Schedule, AGT, each of its subsidiaries and any of their respective predecessors have filed all notices required to be filed under all Environmental Laws reporting any Release, except where failure to file such notices would not, individually or in the aggregate, have a Material Adverse Effect on AGT.

                  (e) Except as disclosed in Section 4.12(e) of the AGT Disclosure Schedule, or as disclosed in any AGT SEC Report, neither AGT nor any of its subsidiaries has any contingent liabilities with respect to its business or that of its predecessors in connection with any Hazardous Substance or Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect on AGT.

                  (f) Except as disclosed in Section 4.12(f) of the AGT Disclosure Schedule, or as disclosed in any AGT SEC Report, as of the date hereof, underground storage tanks are not located on or under any Property and there have been no Releases of Hazardous Substances on, in or under any Property or other real property for which AGT or any of its subsidiaries would be responsible or potentially responsible and that would have a Material Adverse Effect on AGT.

                  (g) Except as disclosed in Section 4.12(g) of the AGT Disclosure Schedule, or as disclosed in any AGT SEC Report filed with the SEC prior to the date hereof, neither AGT nor any of its subsidiaries or any of their respective predecessors is subject to any judicial, administrative or arbitral actions, suits, proceedings (public or private), written claims or governmental proceedings alleging the violation of any Environmental Law or Environmental Permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on AGT.

                  (h) Except as disclosed in Section 4.12(h) of the AGT Disclosure Schedule, or as disclosed in any AGT SEC Document filed with the SEC prior to the date hereof, neither AGT nor any of its subsidiaries or any of their respective predecessors or assigns, as a result of their respective past and current operations, has caused or permitted any Hazardous Substances to remain or be disposed of, either on or under any Property or on any real property not permitted to accept, store or dispose of such Hazardous Substances, that would, individually or in the aggregate, have a Material Adverse Effect on AGT.

                  SECTION 4.13. Tax Matters. Except as disclosed on Section 4.13 of the AGT Disclosure Schedule:

                  (a) AGT and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which AGT or any of its subsidiaries is or has ever been a member, has (or, by the Closing Date, will have) timely filed with the appropriate taxing authorities all federal income tax returns and all other material tax returns and reports required to be filed by it through the Closing Date. All such tax returns are (or will be) complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, AGT and each of its subsidiaries has (or, by the Closing Date, will have) paid (or AGT has paid on its subsidiaries' behalf) all taxes due in respect of the taxable periods covered by such tax returns. The most recent consolidated financial statements contained in AGT SEC Reports reflect an adequate reserve in accordance with GAAP for all taxes payable by AGT and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. AGT has made available to the Company copies of all income and franchise tax returns filed by AGT and each of its subsidiaries for their taxable years ended in 1995, 1996 and 1997.

                  (b) No material deficiencies for any taxes have been proposed, asserted or assessed against AGT or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of AGT and its subsidiaries, no State where AGT or one of its subsidiaries does not file an income or franchise tax return has asserted in writing during the preceding five years that such corporation should be so filing, no requests for waivers of the time to assess any taxes are pending, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority. No material issues relating to taxes have been raised in writing by the relevant taxing authority during any presently pending audit or examination. The federal income tax returns of AGT and each of its subsidiaries consolidated in such tax returns have not been reviewed or passed upon by the Internal Revenue Service.

                  (c) No material Liens for taxes exist with respect to any assets or properties of AGT or any of its subsidiaries, except for statutory liens for taxes not yet due.

                  (d) None of AGT or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority) (other than any such tax sharing agreement among AGT and its subsidiaries as set forth in Section 4.13(d) of the AGT Disclosure Schedule).

                  (e) None of AGT or any of its subsidiaries has taken, agreed to take or will take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

                  (f) Neither AGT nor any of its subsidiaries has made, will make, is obligated to make or is party to any employment, severance or termination agreement, other compensation arrangement or AGT Benefit Plan currently in effect which provides for the making of any payment (whether in cash or property or the vesting of property) that would not be deductible by reason of Sections 280G or 162(m) of the Code.

                  (g) AGT and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes.

                  (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending or threatened in writing with regard to any federal income or material state, local or foreign taxes or tax returns of AGT or its subsidiaries and neither AGT nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

                  (i) Neither AGT nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

                  (j) Neither AGT nor any of its subsidiaries has (i) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by AGT or any of its subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law or (iii) received or filed any requests for rulings or determinations in respect of any taxes within the last five years.

                  (k) No property owned by AGT or any of its subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

                  (l) AGT and each of its subsidiaries are not currently, have not been within the last five years and do not anticipate becoming a "United States real property holding company" within the meaning of Section 897(c) of the Code.

                  (m) AGT is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

                  SECTION 4.14.  Intellectual  Property.  Except as set forth in
Section 4.14 of the AGT Disclosure Schedule, AGT or one of its subsidiaries owns or possesses (and will own or possess as of the Effective Time) all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property (as defined below), and all of the right, benefits and privileges associated therewith, that is material to the conduct of the business of AGT and its subsidiaries as currently conducted (and as conducted as of the Effective Time). To the knowledge of AGT, neither AGT nor any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any other person. To the knowledge of AGT, no person is materially infringing upon any Intellectual Property right of AGT or any of its subsidiaries.

                  SECTION 4.15.  Material Contracts.

                  (a) AGT has made available to the Company true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which AGT is a party affecting the obligations of any party thereunder) to which AGT or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of AGT and its subsidiaries taken as a whole, including, without limitation, (I) contracts or agreements with any supplier or customer, in each case which could result in the payment or receipt of monies in excess of $2,500,000 in any calendar year period; (II) to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of AGT and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance or indemnification contracts (including, without limitation, any contract to which AGT or any of its subsidiaries is a party involving employees of AGT or any of its subsidiaries); (ii) licensing, merchandising or distribution agreements;
(iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale, lease or other disposition of material properties or assets of AGT or its subsidiaries or predecessors (by merger, purchase or sale of assets or stock or otherwise) entered into since April 16, 1996 and (vi) contracts or agreements with any Governmental Entity and (III) all commitments and agreements to enter into any of the foregoing items in (I) or (II) above (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "AGT Contracts").

                  (b) Each of the AGT Contracts is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any AGT Contract so listed either by AGT or, to the knowledge of AGT, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by AGT or, to the knowledge of AGT, any other party, in any such case in which such default or event would have a Material Adverse Effect on AGT.

                  (c) No party to any such AGT Contract has given notice to AGT of or made a claim against AGT with respect to any breach or default thereunder, in any such case in which such breach or default would have a Material Adverse Effect on AGT.

                  SECTION 4.16.  Labor  Matters.  Except as set forth in Section
4.16 of the AGT Disclosure Schedule, neither AGT nor any of its subsidiaries is a party to or bound by any employment, severance compensation, labor or collective bargaining agreement pertaining to any current or former directors, senior executive officers or general managers of AGT or any of its subsidiaries. No labor organization or group of employees of AGT or any of its subsidiaries has made a pending written demand for recognition or certification.

                  SECTION 4.17. Insurance. Except as set forth in Section 4.17 of the AGT Disclosure Schedule, each of AGT and its subsidiaries, is, and has been continuously since April 16, 1996 or as to those subsidiaries acquired by AGT subsequent to April 16, 1996, since becoming a subsidiary insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by AGT and its subsidiaries during such time period. Except as set forth in Section
4.17 of the AGT Disclosure Schedule, since April 16, 1996 or as to those subsidiaries acquired by AGT subsequent to April 16, 1996, since becoming a subsidiary, neither AGT nor any of its subsidiaries has received notice of cancellation or termination (or a denial of coverage) with respect to any material insurance policy of AGT or its subsidiaries. The insurance policies of AGT and its subsidiaries are valid and enforceable policies.

                  SECTION 4.18. Customers. Except as set forth in Section 4.18 of the AGT Disclosure Schedule, no customer from which AGT has received revenues of at least $2,500,000 in any of the past three fiscal years has: (a) threatened within the last twelve months to terminate, or to the knowledge of AGT, intends to cancel or otherwise terminate, the relationship of such person with AGT or any of its subsidiaries or (b) has during the last twelve months decreased materially or threatened in writing to decrease or limit materially its usage or purchase of the services or products of AGT or any of its subsidiaries, or, to the knowledge of AGT, intends to modify materially its relationship with AGT or any of its subsidiaries.

                  SECTION 4.19. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person or entity.

                  SECTION 4.20. Opinion of Financial Advisor. Goldman, Sachs & Co. (the "AGT Financial Advisor") has delivered to the AGT Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of AGT Common Stock from a financial point of view, and such opinion has not been withdrawn or modified.

                  SECTION 4.21. Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of AGT or Acquisition or any of their affiliates.

                  SECTION 4.22. Ownership of Company Common Stock. AGT does not own any shares of Company Common Stock.


                                    ARTICLE 5

                                    COVENANTS

                  SECTION 5.1. Conduct of Business. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, each of the Company and AGT will, and will cause each of their respective subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company, nor AGT, nor any of their respective subsidiaries will, without the prior written consent of the other, which consent shall not be unreasonably withheld:

                  (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument), except as may be necessary to effectuate the transactions contemplated hereby;

                  (b) other than in connection with a Business Acquisition (as hereinafter defined), authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance of options by AGT to employees of AGT and its subsidiaries in the ordinary course of business and the issuance or sale of shares of common stock by the Company or AGT pursuant to outstanding options granted prior to the date hereof;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

                  (d) other than in connection with a Business Acquisition, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company, AGT or any of their respective subsidiaries (other than the Merger);

                  (e) other than in connection with a Business Acquisition, alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

                  (f) except as may be required by law or as contemplated by this Agreement, and other than in connection with a Business Acquisition, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except as set forth in Section 5.1(f) of the Company Disclosure Schedule or Section 5.1(f) of the AGT Disclosure Schedule and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or AGT, as the case may be, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

                  (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (h) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

                  (i) make or revoke any tax election or settle or compromise any tax liability material to the Company and its subsidiaries or AGT and its subsidiaries, as the case may be, taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

                  (j) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its subsidiaries or AGT and its subsidiaries, as the case may be, or incurred in the ordinary course of business consistent with past practice;

                  (k) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

                  (l) other than in connection with a Business Acquisition, take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(k) or any action which would make any of the representations or warranties of the Company or AGT and Acquisition contained in this Agreement untrue or incorrect in any material respect.

In addition, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of AGT, which consent shall not be unreasonably withheld:

                  (m) enter into or modify in any material respect (i) any agreement which, if in effect on the date hereof, would have been a Contract or
(ii) any employment, consulting, non-competition or severance agreement as disclosed in Section 3.18 of the Company Disclosure Schedule.

In addition, prior to the Effective Time, neither the Company nor its subsidiaries will, without the prior written consent of AGT:

                  (n) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and in amounts not material to the Company and its subsidiaries, taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for obligations of wholly owned subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                  (o) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries, taken as a whole, enter into any commitment or transaction outside the ordinary course of business or grant any exclusive distribution rights;

                  (p) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $2.0 million; provided, that none of the foregoing shall limit any capital expenditure already included in the Company's fiscal 1998 capital expenditure budget provided to AGT prior to the date hereof; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder; or

                  (q)take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(n) through (p).

In addition, prior to the Effective Time, neither AGT nor its subsidiaries will, other than in conjunction with this Merger, without the prior written consent of the Company, which consent shall not be unreasonably witheld:

                  (r) enter into or modify in any material respect any agreement which, if in effect on the date hereof, would have been an AGT Contract pursuant to Section 4.15.

In addition, prior to the Effective Time, neither AGT nor its subsidiaries will, other than in conjunction with this Merger, without the prior written consent of the Company:

                  (s) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business, borrowings in conjunction with Sections (t) and (u) of this Section 5.1; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, and except for obligations of wholly owned subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of AGT or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of AGT or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon; provided, however, that notwithstanding the foregoing provisions of the paragraph (s), AGT shall be permitted to take any action under this paragraph (s), which without this proviso would otherwise require the Company's prior written consent, without the prior written consent of the Company if such actions in the aggregate are in an amount not in excess of $20,000,000;

                  (t) acquire, sell, lease or dispose of any assets outside the ordinary course of business in a transaction or series of transactions for which AGT would be required to amend the Form S-4 filed with the SEC pursuant to
Section 5.2 below had the Form S-4 been filed on the date hereof, enter into any commitment or transaction outside the ordinary course of business or grant any exclusive distribution rights;

                  (u) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein for which AGT would be required to amend the Form S-4 filed with the SEC pursuant to Section 5.2 below had the Form S-4 been filed on the date hereof; (ii) authorize any new capital expenditure or expenditures which, in the aggregate, are in excess of
$3,000,000; provided, that none of the foregoing shall limit any capital expenditure already included in AGT's fiscal 1998 capital expenditure budget provided to the Company prior to the date hereof; or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder; or

                  (v) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(s) through (u).

                  For purposes hereof, a "Business Acquisition" shall be any acquisition by AGT or any of its subsidiaries of any assets, capital stock or operating businesses as may be approved by the Board of Directors of AGT and, if required by this Section 5.1, by the Company .

                  SECTION 5.2. Preparation of S-4 and the Joint Proxy Statement. AGT and the Company will, as promptly as practicable, jointly prepare and file with the SEC the Joint Proxy Statement in connection with the vote of the stockholders of the Company with respect to the Merger and the vote of the stockholders of AGT with respect to the Share Issuance. AGT will, as promptly as practicable, prepare and following receipt of notification from the SEC that it has no further comments on the Joint Proxy Statement, file with the SEC the S-4, containing the Joint Proxy Statement and forms of proxy, in connection with the registration under the Securities Act of the shares of AGT Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. AGT and the Company will, and will cause their accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 to be declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. Each of AGT and the Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its stockholders at the earliest practicable date after the effectiveness of the S-4.

                  SECTION 5.3.  No Solicitation.

                  (a) Until the termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries, or any of its or its subsidiaries' officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative of the Company or any of its subsidiaries), to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of it or any of its subsidiaries to take any such action; provided, however, that this Section 5.3(a) shall not prohibit the Company from furnishing non-public information regarding the Company to, or entering into discussions and negotiations with, any person in response to an unsolicited written Acquisition Proposal submitted by such person if (i) the Company Board concludes in good faith, after having received the advice of its financial advisor, that such Acquisition Proposal, if consummated, could result in a transaction that is more favorable from a financial point of view to the Company's stockholders than the Merger, including as part of the Company Board's determination, that, as to any cash consideration to be paid pursuant to such Acquisition Proposal, the person making the Acquisition Proposal has all requisite funds on hand or has provided customary financing commitments for the requisite funds to consummate the Acquisition
Proposal,  (ii)  not  later  than 24  hours  after  receipt  of any  unsolicited
Acquisition Proposal, the Company gives AGT notice (which notice shall be provided orally and in writing and shall identify the person making such Acquisition Proposal and set forth the material terms thereof) of the receipt of such Acquisition Proposal unless the Company Board determines in good faith, after having received the advice of its legal counsel, that giving such notice is inconsistent with the Company Board's fiduciary duties to the Company's stockholders under applicable law, (iii) prior to furnishing any such non-public information to such Person, the Company enters into a confidentiality agreement with terms not materially less favorable to the Company than the Confidentiality Agreement (as defined in Section 5.6(d)) and (iv) prior to furnishing such non-public information to such Person, the Company furnishes such non-public information to AGT to the extent such non-public information has not previously been furnished by the Company to AGT. Notwithstanding anything to the contrary in this Agreement, the Company may give a copy of this Section 5.3 to any person who inquires about submitting an unsolicited Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (w) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20 percent or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (y) any tender offer or exchange offer that if consummated would result in any person beneficially owning more than 20 percent of the outstanding shares of Company Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (b) Except as set forth in this Section 5.3(b), the Company Board shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to AGT, the approval or recommendation of the Merger and this Agreement by the Company Board, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any agreement (including, without limitation, any letter of intent) with respect to any Acquisition Proposal (any of (i), (ii) or (iii), "Withdraw"); provided, however, that nothing in this Agreement shall prevent the Company Board from withdrawing, amending or modifying its recommendation of the Merger and this Agreement if (i) an unsolicited bona fide written Acquisition Proposal is submitted to the Company, (ii) the Company Board concludes in good faith, after having received the advice of its independent financial advisor, that such Acquisition Proposal would result in a transaction that is more favorable from a financial point of view to the Company's stockholders than the Merger (a "Superior Proposal") and (iii) the Company Board concludes in good faith, after consultation with its legal counsel, that the withdrawal, amendment or modification of such recommendation in connection with the Superior Proposal is consistent with the fiduciary obligations of the Company Board to the Company's stockholders under applicable law. Nothing herein shall prevent the Company Board from recommending that its stockholders accept an unsolicited tender offer or exchange offer commenced by a third party with respect to the Company's Common Stock if (u) such tender offer or exchange offer constitutes an Acquisition Proposal, (v) the Company Board shall have withdrawn its recommendation in favor of the Merger in accordance with and as permitted by the preceding sentence, (w) the Company Board shall have concluded in good faith, after having received the advice of its financial advisor, that such tender offer or exchange offer is a Superior Proposal, (x) the Company Board shall have concluded in good faith, after consultation with legal counsel, that the recommendation in favor of acceptance of such tender offer or exchange offer is consistent with the fiduciary obligations of the Company Board to the Company's stockholders under applicable law, (y) the Company shall have given AGT notice of the Company Board's intention to Withdraw and (z) AGT does not make within five days of AGT's receipt of such notice, an offer which the Company Board, after consultation with its financial advisors, determines is superior to such Superior Proposal. In addition, if the Company Withdraws, it shall concurrently pay, or cause to be paid, to AGT the fee required by Section 7.3(a) hereof.

                  SECTION 5.4. Letters of the Company's and AGT's Accountants.

                  (a) The Company shall use all reasonable best efforts to cause to be delivered to AGT a letter of KPMG Peat Marwick LLP (or its successor firm), the Company's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to AGT, in form and substance reasonably satisfactory to AGT and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  (b) AGT shall use all reasonable best efforts to cause to be delivered to the Company a letter of Deloitte & Touche LLP (or its successor firm), AGT's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  SECTION 5.5. Meetings. The Company and AGT each shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger (with respect to the Company) and the Share Issuance (with respect to AGT). Subject to Section 5.3(b), the Company agrees that its obligations pursuant to the first sentence of this Section 5.5 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal. AGT and the Company will, through their respective Boards of Directors, recommend to their respective stockholders approval of this Agreement and the Merger (with respect to the Company) and the Share Issuance (with respect to AGT), subject to the right of the Company Board to modify or withdraw its recommendation pursuant to Section 5.3(b). The Company and AGT shall coordinate and cooperate with respect to the timing of such meetings and each of the Company and AGT shall use its best efforts to hold such meeting as soon as practicable after the date hereof.

                  SECTION 5.6.  Access to Information.

                  (a) Between the date hereof and the Effective Time, each of the parties hereto will give the other party hereto and their authorized representatives reasonable access to all its employees, plants, offices, warehouses and other facilities and to all its and its subsidiaries' books and records, will permit the other parties hereto to make such inspections as the other parties may reasonably require and will cause its officers and those of its subsidiaries to furnish the other parties with such financial and operating data and other information with respect its and its subsidiaries' business, properties and personnel as the other parties may from time to time reasonably request, provided that no investigation pursuant to this Section 5.6(a) shall affect or be deemed to modify any of the representations or warranties made by any party hereto.

                  (b) Between the date hereof and the Effective Time, the Company shall furnish to AGT and Acquisition (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause
(ii)), shall be in accordance with the books and records of the Company.

                  (c) Between the date hereof and the Effective Time, AGT shall furnish to the Company (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to AGT management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for AGT's SEC filings, which (in the case of this clause (ii)), shall be in accordance with the books and records of AGT.

                  (d) Each of AGT and Acquisition will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to AGT or Acquisition in connection with the transactions contemplated by this Agreement to the extent required by that certain confidentiality agreement entered into between the Company and AGT dated November 25, 1997 (the "Confidentiality Agreement").

                  SECTION 5.7. Additional Agreements; Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in the preparation and filing of the Joint Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) cooperation in obtaining, prior to the Effective Time, the approval for quotation on the NASDAQ, effective upon the official notice of issuance, of the shares of AGT Common Stock into which the Company Common Stock will be converted pursuant to Article I hereof; (iii) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents of all third parties and Governmental Entities, including those relating to existing debt obligations of the Company, AGT and their respective subsidiaries; (iv) contesting any legal proceeding relating to the Merger; and (v) the execution of any additional instruments, including the Certificate of Merger, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, AGT and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the shareholder vote with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

                  SECTION 5.8. Antitrust Reviews. Each party hereto will use all reasonable efforts (a) to file with the US Department of Justice and US Federal Trade Commission, as soon as practicable after the date hereof, the Notification and Report Form under the HSR Act and any supplemental information or material requested pursuant to the HSR Act, and (b) to comply as soon as practicable after the date hereof with any other laws of any country and the European Union under which any consent, authorization, registration, declaration or other action with respect to the transactions contemplated herein may be required. Each party hereto shall furnish to the other such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the HSR Act or other such laws, and shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity under the HSR Act or other such laws. Each of the Company and AGT shall take any and all action reasonably necessary to prevent the entry of any order, preliminary or permanent injunction, or other legal restraint or prohibition preventing consummation of the Merger or any related transactions contemplated by this Agreement, and to lift, mitigate or rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or any transactions contemplated herein.

                  SECTION 5.9. Public Announcements. Each of AGT, Acquisition and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any agreement with NASDAQ, as determined by AGT, Acquisition or the Company, as the case may be.

                  SECTION 5.10. Indemnification; Directors' and Officers' Insurance.

                  (a) Indemnification. From and after the Effective Time, AGT shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of, the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective
Time), (i) AGT shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to AGT, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the DGCL and upon receipt of any affirmation and undertaking required by the DGCL, (ii) AGT will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL and AGT's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to AGT and the Indemnified Party; provided, however, that AGT shall not be liable for any settlement effected without its written consent (which consent shall not be reasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

                  (b) Insurance. For a period of six years after the Effective Time, AGT shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or AGT may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to AGT not greater than 150 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such costs, AGT shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 150 percent of the current annual premiums of the Company for such insurance.

                  (c) Successors. In the event AGT or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of AGT shall assume the obligations set for in this Section 5.10.

                  (d)  Survival  of  Indemnification.   To  the  fullest  extent
permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's articles of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of the lesser of six years from the Effective Time and the expiration of the applicable statute of limitations.

                  (e) Benefit. The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

                  SECTION 5.11. Notification of Certain Matters. The Company shall give prompt notice to AGT and Acquisition, and AGT and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, AGT or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) the occurrence of any Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.12. Tax-Free Reorganization  Treatment. The Company,
Company Affiliates, AGT and Acquisition shall execute and deliver to O'Sullivan Graev & Karabell, LLP, counsel to the Company, and Weil, Gotshal & Manges LLP, counsel to AGT, certificates containing customary representations substantially in the forms agreed to by the parties on or prior to the date hereof (with such changes as may be reasonably requested by such law firms) at such time or times as may be reasonably requested by such law firms in connection with their respective deliveries of opinions, pursuant to Sections 6.2(c) and 6.3(f) hereof, with respect to the tax-free reorganization treatment of the Merger. Prior to the Effective Time, none of the Company, Company Affiliates, AGT or Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such previously-agreed upon certificates.

                  SECTION 5.13. Company Employee Benefits. Through December 31, 1998, the employees of the Company shall continue to receive employee benefits substantially comparable in the aggregate to those provided for under Company Benefit Plans (other than the plans being terminated as set forth on Scedule
5.14 of the Company Disclosure Schedule) provided by the Company on the date prior to the Effective Time.

                  SECTION 5.14. Certain Payment of Deferred Compensation and Bonuses. Notwithstanding anything to the contrary herein, the Company shall take such action as necessary (i) to terminate the Company Benefit Plans as indicated on Schedule 5.14 of the Company Disclosure Schedule and (ii) make the payments required to be made or elected by the Company to be made under all Company Benefit Plans as set forth on Schedule 5.14 of the Company Disclosure Schedule on or immediately prior to the Effective Time.

                  SECTION 5.15. Stock Options. The Company shall take any actions required under the terms of the Stock Option Plans, including, but not limited to, obtaining any required written consents of the Option holders, in order to effectuate the provisions of Section 2.3 hereof.

                  SECTION 5.16. SEC Filings. Each of AGT and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  SECTION 5.17. Guarantee of Performance. AGT hereby guarantees the performance by Acquisition of its obligations under this Agreement.


                                    ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  SECTION 6.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company and, the Share Issuance shall have been approved by the requisite vote of the stockholders of AGT;

                  (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority and continued in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger;

                  (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

                  (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and AGT shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of AGT Common Stock in exchange for the Shares in the Merger;

                  (e) the AGT Common Stock issuable in the Merger shall have been authorized for quotation on the NASDAQ, upon official notice of issuance; and

                  (f) the number of directors of AGT shall have been increased by two, and the vacancies created thereby shall have been initially filled by Marne Obernauer, Jr. and a designee to be determined jointly by the Company and AGT.

                  SECTION 6.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the representations and warranties of AGT and Acquisition contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing AGT and Acquisition shall have delivered to the Company a certificate to that effect;

                  (b) each of the obligations of AGT and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing AGT and Acquisition shall have delivered to the Company a certificate to that effect;

                  (c) the opinion of O'Sullivan Graev & Karabell, LLP, dated the Closing Date and addressed to the Company substantially to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of AGT, Acquisition and the Company will be a party to the reorganization within the meaning of
Section 368(b) of the Code; and (iii) no gain or loss will be recognized by the Company as a result of the Merger or by a stockholder of the Company as a result of the Merger with respect to Shares converted into shares of AGT Common Stock (other than with respect to the Per Share Cash Amount and cash received in lieu of fractional shares of AGT Common Stock), shall have been delivered and such opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, O'Sullivan Graev & Karabell, LLP shall have received and may rely upon the representations contained in the certificates referred to in
Section 5.12; and

                  (d) other than a change in the price of AGT Common Stock, there shall have been no events, changes or effects with respect to AGT or its subsidiaries which would have a Material Adverse Effect on AGT.

                  SECTION 6.3. Conditions to the Obligations of AGT and Acquisition. The respective obligations of AGT and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the representations and warranties of the Company contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing the Company shall have delivered to AGT and Acquisition a certificate to that effect;

                  (b) each of the obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing the Company shall have delivered to AGT and Acquisition a certificate to that effect;

                  (c) the Dissenting Shares shall constitute not more than ten percent (10%) of the Shares;

                  (d) the Company shall have delivered to AGT and Acquisition all consents or notices necessary to effect valid assignments of the contracts listed on Section 3.18 of the Company Disclosure Schedule, except for the contracts indicated thereon with an asterisk, all in form and substance reasonably acceptable to AGT;

                  (e) there shall have been no events, changes or effects with respect to the Company or its subsidiaries which would have a Material Adverse Effect on the Company;

                  (f) the opinion of Weil, Gotshal & Manges LLP, dated the Closing Date and addressed to AGT, substantially to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of AGT, Acquisition and the Company will be a party to the reorganization within the meaning of
Section 368(b) of the Code; and (iii) no gain or loss will be recognized by AGT, Acquisition or the Company as a result of the Merger, shall have been delivered and such opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, Weil, Gotshal & Manges LLP shall have received and may rely upon the representations contained in the certificates referred to in Section 5.12;

                  (g) employment agreements between Black Dot Graphics, Inc., a wholly-owned subsidiary of the Company, and each of Ettore G. Nardulli and Howard A. Fiedler, each dated August 1, 1989, as amended, shall be in full force and effect unless terminated due to death or disability (as defined therein).


                                    ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

                  SECTION 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of AGT, Acquisition and the Company;

                  (b) by AGT and Acquisition or the Company if the Merger has not been consummated by July 31, 1998, provided that no party may terminate this Agreement pursuant to this Section 7.1(b) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                  (c) by AGT and Acquisition or the Company if (i) the Company shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve this agreement and the Merger, (ii) AGT shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve the Share Issuance, or (iii) the U.S. Department of Justice or U.S. Federal Trade Commission shall have obtained or stated its intention in writing to seek an order, preliminary or permanent injunction, or other legal restraint or prohibition preventing consummation of the Merger or any related transactions contemplated by this Agreement.

                  (d) by the Company if (i) there shall have been a breach of any representation or warranty on the part of AGT or Acquisition set forth in this Agreement, or if any representation or warranty of AGT or Acquisition shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) would be incapable of being satisfied by July 31, 1998 (or as otherwise extended), (ii) there shall have been a breach by AGT or Acquisition of any of their respective covenants or agreements hereunder having or constituting a Material Adverse Effect on AGT or Acquisition, as the case may be, has not cured such breach within 15 days after notice by the Company thereof, or (iii) the Company enters into a definitive agreement relating to a Superior Proposal in accordance with Section 5.3(b), so long as the Company is not then in breach of its obligations under Section 5.3 (provided that such termination shall not be effective until payment of the amount required under Section 7.3(a)); or

                  (e) by AGT and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) would be incapable of being satisfied by July 31, 1998 (or as otherwise extended), (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having or constituting a Material Adverse Effect on the Company and the Company has not cured such breach within 15 days after notice by AGT or Acquisition thereof or (iii) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger, shall have recommended to the Company's stockholders any Acquisition Proposal (other than the Merger), shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, or the Company shall have entered into a definitive agreement relating to a Superior Proposal.

                  SECTION 7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 7.2 and Sections 5.6(c) and 7.3, and nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

                  SECTION 7.3.  Fees and Expenses.

                  (a) In the event that this Agreement shall be terminated pursuant to:

                           (i)     Sections 7.1(e)(i) or 7.1(e)(ii), and, within
twelve months thereafter, the Company enters into an agreement with respect to any Acquisition Proposal (other than the Merger); or

                           (ii)     Sections 7.1(d)(iii) or 7.1(e)(iii),

                  then AGT and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate AGT and Acquisition for such damages, the Company shall pay to AGT the amount of $13 million as liquidated damages and not a penalty as follows:
(i) in the case of a termination under Sections 7.1(e)(i) or 7.1(e)(ii), such amount shall be paid on the date the Company enters into an agreement with respect to any Acquisition Proposal and (ii) in the case of a termination under
Section 7.1(d)(iii) or 7.1(e)(iii), such amount shall be paid concurrently with and, in the case of Section 7.1(d)(iii), as a precondition of, such termination.

                  (b) Upon the termination of this Agreement pursuant to Sections 7.1(c)(i), 7.1(d)(iii), or 7.1(e)(iii), in addition to any amounts that may otherwise be payable under Section 7.3(a), the Company shall reimburse AGT, Acquisition and their affiliates for all actual documented out-of-pocket fees and expenses, not to exceed $3 million, actually incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). If AGT or Acquisition shall submit a request for reimbursement hereunder, AGT or Acquisition will provide the Company in due course with invoices or other reasonable evidence of such expenses upon request. The Company shall in any event pay the amount (not to exceed $3 million) within 10 business days from when invoices are received by the Company.

                  (c) Upon the termination of this Agreement pursuant to Section 7.1(c)(ii), AGT shall reimburse the Company for all actual documented out-of-pocket fees and expenses, not to exceed $3 million, actually incurred by the Company or on its behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). If the Company shall submit a request for reimbursement hereunder, the Company will provide AGT in due course with invoices or other reasonable evidence of such expenses upon request. AGT shall in any event pay the amount (not to exceed $3 million) within 10 business days from when invoices are received by AGT.

                  (d) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. The cost of printing the S-4 and the Joint Proxy Statement of filing any required notification under the HSR Act shall be borne equally by the Company and AGT.

                  SECTION 7.4. Amendment. This Agreement may be amended by action taken by the Company, AGT and Acquisition at any time before or after approval of the Merger by the stockholders of the Company and stockholders of AGT but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

                  SECTION 7.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, AGT and Acquisition shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                    ARTICLE 8

                                  MISCELLANEOUS

                  SECTION 8.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement.

                  SECTION 8.2.  Entire Agreement; Assignment.  This Agreement:

                  (a) and the Confidentially Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; and

                  (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any direct or indirect wholly-owned subsidiary of AGT, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 8.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

      if to AGT or                  Applied Graphics Technologies, Inc.
      to Acquisition to:            450 West 33rd Street
                                    New York, New York  10001
                                    Attention:        Martin D. Krall
                                                      Louis Salamone, Jr.
      with a copy to:               Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, NY  10153
                                    Attention:        Jeffrey J. Weinberg, Esq.
                                    Facsimile:        (212) 310-8007
      if to the Company to:         Devon Group, Inc.
                                    450 Park Avenue
                                    New York, New York  10022
                                    Attention:        Marne Obernauer, Jr.
      with a copy to:               O'Sullivan Graev & Karabell, LLP
                                    30 Rockefeller Plaza
                                    New York, NY  10112
                                    Attention:        Lawrence G. Graev, Esq.
                                    Facsimile:        (212) 408-2420

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

                  SECTION 8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                  SECTION 8.5. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 8.6. Interpretive Provisions; Certain Definitions. Whenever used in this Agreement, "to the Company's knowledge" or "to the knowledge of the Company" shall mean the actual knowledge of those persons who are listed on Exhibit 1 and "to AGT's knowledge" or "to the knowledge of AGT" shall mean the actual knowledge of the Persons listed on Exhibit 2. The inclusion of any information on any schedule to this Agreement shall not be deemed to be an admission or acknowledgement by the Company, in and of itself, that such information is required to be listed on such Schedule or is material to or outside the ordinary course of the business of the Company. Nothing contained herein or in any of the exhibits or schedules hereto shall constitute an admission of liability or an admission against the Company's interest.

                  SECTION 8.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 5.10 and
8.2 nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 8.8. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  SECTION 8.9. Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and, shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  SECTION 8.10. Brokers. Except as otherwise provided in Section 7.3, the Company agrees to indemnify and hold harmless AGT and Acquisition, and AGT and Acquisition agree to indemnify and hold harmless the Company, from and against any and all liability to which AGT and Acquisition, on the one hand, or the Company, on the other hand, may be subjected by reason of any brokers, finder's or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of the Company, or AGT or Acquisition, as the case may be.

                  SECTION 8.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                   IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.
                                     APPLIED GRAPHICS TECHNOLOGIES, INC.


                                     By:
                                     Name:    Fred Drasner
                                     Title:   Chief Executive Officer


                                     AGT ACQUISITION CORP.


                                     By:
                                     Name:    Fred Drasner
                                     Title:   Chief Executive Officer


                                     DEVON GROUP, INC.


                                     By:
                                     Name:    Marne Obernauer, Jr.
                                     Title:   Chief Executive Officer

                                                         Exhibit 1



Marne Obernauer, Jr.

Bruce K. Koch

Robert H. Donovan

Robert A. Frasco

                                                   Exhibit 2



Fred Drasner

Martin D. Krall

Louis Salamone, Jr.